                                                                    Exhibit 4.3


          INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of September 16, 1999, among VENCOR OPERATING, INC., a Delaware corporation, having its principal office at One Vencor Place, 680 South Fourth Street, Louisville, Kentucky 40202 (the "Company"), VENCOR, INC., a Delaware corporation, having its principal office at One Vencor Place, 680 South Fourth Street, Louisville, Kentucky 40202 (the "Guarantor"), CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION (successor to PNC Bank, National Association), a national association duly organized and existing under the laws of the United States, having its principal corporate trust office at One Oxford Centre, 301 Grant Street, Pittsburgh, PA 15219 (the "Resigning Trustee"), and HSBC BANK USA, a banking corporation and trust company duly organized and existing under the laws of the State of New York, having its principal corporate trust office at 140 Broadway, New York, New York 10005 (the "Successor Trustee");

                                   RECITALS
                                   --------

          There are presently issued and outstanding $300,000,000 in aggregate principal amount of the Company's 9 7/8% Guaranteed Senior Subordinated Notes due 2005 (the "Securities") under an Indenture, dated as of April 30, 1998 (the "Indenture") between the Company, the Guarantor and the Resigning Trustee.

          The Resigning Trustee wishes to resign as Trustee, Registrar and Paying Agent under the Indenture; the Company and the Guarantor wish to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee, Registrar and Paying Agent under the Indenture; and the Successor Trustee wishes to accept appointment as Trustee, Registrar and Paying Agent under the Indenture.

          NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantor, the Resigning Trustee and the Successor Trustee agree as follows:

                                  ARTICLE ONE
                             THE RESIGNING TRUSTEE

          Section 101.  Pursuant to Section 5.10 of the Indenture, the Resigning
          -----------
Trustee hereby notifies the Company and the Guarantor that the Resigning Trustee is hereby resigning as Trustee under the Indenture.

          Section 102.  The Resigning Trustee hereby represents and warrants to
          -----------
the Successor Trustee that:

               (a) No covenant or condition contained in the Indenture has been waived by the Resigning Trustee.
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               (b)  There is no action, suit or proceeding pending or, to the best of the knowledge of the responsible Trust Officers of the Resigning Trustee assigned to its Corporate Trust Department, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.

          Section 103.  The Resigning Trustee hereby assigns, transfers,
          -----------
delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under the Indenture, and all the rights, powers, trusts, privileges and duties of the Trustee under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, trusts, privileges and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

          Section 104.  The Resigning Trustee hereby resigns as Paying Agent for
          -----------
the Securities, as Registrar for the Securities and as the office or agency maintained by the Company and the Guarantor pursuant to Section 3.02 of the Indenture.

          Section 105.  The Resigning Trustee agrees to indemnify the Successor
          -----------
Trustee and save the Successor Trustee harmless from and against any and all costs, claims, liabilities, losses or damages whatsoever (including the reasonable fees, expenses and disbursements of the Successor Trustee's counsel and other advisors), that the Successor Trustee suffers or incurs without negligence or bad faith on its part arising solely out of actions or omissions of the Resigning Trustee. The Successor Trustee will furnish to the Resigning Trustee, promptly after receipt, all papers with respect to any action the outcome of which would make operative the indemnity provided for in this Section. The Successor Trustee shall notify the Resigning Trustee promptly in writing (and, in any event, within no later than the fifth Business Day) of any claim for which it may seek indemnity. The Resigning Trustee shall have the option to defend the claim and the Successor Trustee shall cooperate fully in the defense. If the Resigning Trustee shall assume the defense, then the Resigning Trustee shall not pay for separate counsel of the Successor Trustee. The Resigning Trustee shall not be obligated to pay for any settlement made without its consent.

                                  ARTICLE TWO
                         THE COMPANY and THE GUARANTOR

          Section 201.  (i)  The Company hereby certifies that annexed hereto
          -----------
marked Exhibit A is a copy of resolutions duly adopted by the Board of Directors of the Company, and in full force and effect on the date hereof authorizing certain officers of the Company to: (a) accept the Resigning Trustee's resignation as Trustee under the Indenture; (b) appoint the Successor Trustee as Trustee under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee under the Indenture. The Company shall deliver a Secretary's Certificate of the Secretary or an Assistant Secretary certifying as to the annexed resolutions. (ii) The Guarantor hereby certifies that annexed hereto marked Exhibit B is a copy of resolutions duly adopted by the Board of Directors of the Guarantor, and in full force and effect on the date hereof authorizing certain officers of the Company to: (a) accept the Resigning Trustee's resignation as Trustee under the Indenture; (b) appoint the Successor Trustee as Trustee under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee under the Indenture. The Guarantor shall deliver a Secretary's Certificate of the Secretary or an Assistant Secretary certifying as to the annexed resolutions.

          Section 202.  The Company and the Guarantor hereby appoint the
          -----------
Successor Trustee as Trustee under the Indenture and confirm to the Successor Trustee all the rights, powers, trusts and duties of the Trustee under the Indenture. The Company shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, privileges and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

          Section 203.  The Company and the Guarantor hereby appoint the
          -----------
Successor Trustee as Paying Agent for the Securities, as Registrar for the Securities and as the Company's and the Guarantor's office or agency maintained pursuant to Section 3.02 of the Indenture.

          Section 204.  The Company hereby acknowledges and reaffirms its
          -----------
obligations to the Successor Trustee as set forth in Section 5.07 of the Indenture, which obligations shall survive the execution hereof.


                                 ARTICLE THREE
                             THE SUCCESSOR TRUSTEE

          Section 301.  The Successor Trustee hereby represents and warrants to
          -----------
the Resigning Trustee, to the Company and to the Guarantor that the Successor Trustee is qualified and eligible under the provisions of Section 5.09 of the Indenture to act as Trustee under the Indenture.

          Section 302.  The Successor Trustee hereby accepts its appointment as
          -----------
Trustee under the Indenture and shall hereby be vested with all the rights, powers, trusts and duties of the Trustee under the Indenture.

          Section 303. Promptly after the execution and delivery of this
          -----------
Instrument, the Successor Trustee shall cause a notice, a form of which is annexed hereto marked Exhibit C, to be sent to each Holder of the Securities in accordance with the provisions of the Indenture.

                                 ARTICLE FOUR
                                 MISCELLANEOUS

          Section 401.  Except as otherwise expressly provided or unless the
          -----------
context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          Section 402.  This Instrument and the resignation, appointment and
          -----------
acceptance effected hereby shall be effective as of the close of business on the date first above written upon the execution and delivery hereof by each of the parties hereto.

          Section 403.  Notwithstanding the resignation of the Resigning Trustee
          -----------
effected hereby, the Company and the Guarantor shall remain obligated under
Section 5.07 of the Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its prior trusteeship under the Indenture.

          Section 404. This Instrument shall be governed by and construed in
          -----------
accordance with the laws of the jurisdiction which govern the Indenture and its construction.

          Section 405.  This Instrument may be executed in any number of
          -----------
counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


                  [Remainder of Page Intentionally Left Blank]

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          IN WITNESS WHEREOF, the parties hereto have caused this Instrument of
Resignation, Appointment and Acceptance to be duly executed as of the day and year first above written.
                                 VENCOR OPERATING, INC.

                                 By /s/ James H. Gillenwater, Jr.
                                    ------------------------------
                                    Name: James H. Gillenwater, Jr.
                                    Title: Senior Vice President


                                 VENCOR, INC.

                                 By /s/ James H. Gillenwater, Jr.
                                    ------------------------------
                                    Name: James H. Gillenwater, Jr.
                                    Title: Senior Vice President


                                 CHASE MANHATTAN TRUST COMPANY, NATIONAL
                                 ASSOCIATION

                                 By /s/ Francis J. Grippo
                                    ----------------------
                                    Name: Francis J. Grippo
                                    Title: Vice President


                                 HSBC BANK USA

                                 By /s/ Metin Caner
                                    ----------------
                                    Name: Metin Caner
                                    Title: Vice President

                                   EXHIBIT A
                                   ---------


                               BOARD RESOLUTIONS
                                      of
                            VENCOR OPERATING, INC.
                            ----------------------

          The following is a true copy of resolutions duly adopted on September 10, 1999, by the Board of Directors of Vencor Operating, Inc.:

          "RESOLVED, that any officer of this Company is hereby authorized to accept the resignation of The Chase Manhattan Bank (successor to PNC Bank, National Association), as Trustee under the Indenture, dated as of April 30, 1998, of Vencor Operating, Inc., and to appoint HSBC Bank USA as Successor Trustee under said Indenture; and

          FURTHER RESOLVED, that any officer of this Company is hereby authorized to enter into such agreements and other instruments as may be necessary or desirable to effectuate the appointment of said Successor Trustee under said
          Indenture."
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                                   EXHIBIT B
                                   ---------


                               BOARD RESOLUTIONS
                                      of
                                 VENCOR, INC.
                                 ------------


          The following is a true copy of resolutions duly adopted on September 10, 1999, by the Board of Directors of Vencor, Inc.:

          "RESOLVED, that any officer of this Guarantor is hereby authorized to accept the resignation of The Chase Manhattan Bank (successor to PNC Bank, National Association), as Trustee under the Indenture, dated as of April 30, 1998, of Vencor Operating, Inc., and to appoint HSBC Bank USA as Successor Trustee under said Indenture; and

          FURTHER RESOLVED, that any officer of this Guarantor is hereby authorized to enter into such agreements and other instruments as may be necessary or desirable to effectuate the appointment of said Successor Trustee under said Indenture."

                                   EXHIBIT C
                                   ---------


Notice to Holders of Vencor Operating, Inc. 9 7/8% Guaranteed Senior Subordinated Notes due 2005:

          We hereby notify you of the resignation of The Chase Manhattan Bank (successor to PNC Bank, National Association), as Trustee under the Indenture, dated as of April 30, 1998, pursuant to which your Notes were issued and are outstanding.

          Vencor Operating, Inc. and Vencor, Inc., as Guarantor of your Notes, have appointed HSBC Bank USA, whose Corporate Trust Office is located at 140 Broadway, New York, New York 10005, as Successor Trustee under the Indenture, which appointment has been accepted and has become effective.



                                    HSBC BANK USA,
                                    as Successor Trustee